SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
July 29, 2013

AIR INDUSTRIES GROUP, INC.
___________________

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29245	20-4458244
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

1479 North Clinton Avenue, Bay Shore, NY 11706
Address of principal executive offices

Registrant's telephone number: (631) 968-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement

On July 29, 2013, Air Industries Group, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger with Air Industries Group, a recently formed Nevada corporation and a wholly-owned subsidiary of the Company (“Air Group Nevada”), pursuant to which the Company will be merged with and into Air Group Nevada, as the surviving entity (the “Reincorporation Merger”). The Reincorporation Merger is subject to the approval of stockholders owning a majority of the outstanding shares of the Company’s common stock. As discussed in Item 5.07 below, that portion of the Company’s Annual Meeting of Stockholders on July 29, 2013 (the “Annual Meeting”) relating to the vote on the Reincorporation Merger was adjourned until August 9, 2013 since although a majority of the votes cast at the Annual Meeting were voted in favor of the Reincorporation Merger, the requisite majority of the outstanding shares of common stock for approval of the Reincorporation Merger was not obtained.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 29, 2013, the Company held its 2013 Annual Meeting of Stockholders (the "Annual Meeting"). The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter, as applicable. A more complete description of each matter is set forth in the Company's definitive proxy statement filed with the Securities and Exchange Commission on June 18, 2013.

1.           Election of Directors. The Company's stockholders voted to elect the following persons as directors to serve for the following year or until their successors are duly elected and qualified:

Name	Votes For	Votes Withheld	Broker Non-Votes
Michael N. Taglich	2,269,709	56,997	611,382
Peter D. Rettaliata	2,270,709	55,997	611,382
Robert F. Taglich	2,269,709	56,997	611,382
Seymour G. Siegel	2,326,612	94	611,382
David G. Buonanno	2,326,612	94	611,382
Robert C. Schroeder	2,270,709	55,997	611,382
Michael Brand	2,326,612	94	611,382

2.           Ratification of Rotenberg Meril Solomon Bertiger & Guttilla, P.C as the Company’s independent registered public accounting firm for the year ending December 31, 2013. The results of the voting were 2,937,570 votes for, 518 votes against and no abstentions.

3.           Approval of the Air Industries Group, Inc. 2013 Equity Incentive Plan. The results of the voting were 2,264,322 votes for, 62,348 votes against and 36 abstentions.

4.           Approval of an Agreement and Plan of Merger between our Company and our newly-organized wholly-owned Nevada subsidiary as a result of which our Company will become a Nevada corporation named Air Industries Group. As discussed in Item 1.01 above, that portion of the Annual Meeting relating to the vote on the Reincorporation Merger was adjourned until August 9, 2013 since although a majority of the votes cast at the Annual Meeting were voted in favor of the Reincorporation Merger, the requisite majority of the outstanding shares of common stock for approval of the Reincorporation Merger was not obtained.

Item 7.01 Regulation FD Disclosure.

On July 30, 2013, the Company issued a press release announcing that it had scheduled a conference call to discuss its financial results for the quarter ended June 30, 2012. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by us under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1   Agreement and Plan of Merger dated July 29, 2013 between Air Industries Group, Inc. and Air Industries Group.
99.1   Press release issued July 30, 2013.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2013

AIR INDUSTRIES GROUP, INC.

By:	/s/ Peter D. Rettaliata
Peter D. Rettaliata
President and Chief Executive Officer